Exhibit 25.1

FORM T-1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE
PURSUANT TO SECTION 305(b)(2) ☐

THE BANK OF NEW YORK TRUST COMPANY, N.A.
(Exact name of trustee as specified in its charter)

(State of incorporation if not a U.S. national bank)	95-3571558 (I.R.S. employer identification no.)
700 S. Flower Street 2nd Floor Los Angeles, California (Address of principal executive offices)	90017-4104 (Zip code)

The Bank of New York Trust Company, N.A.
100 Ashford Center North, Suite 520
Atlanta, GA 30338
Attn: Stefan Victory
(770) 698-5184
(Name, address, and telephone number of agent for service)

The Home Depot, Inc.
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	95-3261426 (I.R.S. employer identification no.)
2455 Paces Ferry Road, N.W. Atlanta, Georgia (Address of principal executive offices)	30339 (Zip code)

Debt Securities
(Title of the indenture securities)

1.
General information. Furnish the following information as to the trustee:

(a)
Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency United States Department of the Treasury	Washington, D.C. 20219
Federal Reserve Bank	Atlanta, Georgia 30309
Federal Deposit Insurance Corporation	Washington, D.C. 20429
  (b)
  Whether it is authorized to exercise corporate trust powers.

Yes.

2.
Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.
List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and 17 C.F.R. 229.10(d).

1.
A copy of the articles of association of The Bank of New York Trust Company, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121948).

2.
A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948).

3.
A copy of the authorization of the trustee to exercise corporate trust powers. (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-121948).

4.
A copy of the existing by-laws of the trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-121948).

6.
The consent of the trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-121948).

7.
A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

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SIGNATURE

        Pursuant to the requirements of the Act, the trustee, The Bank of New York Trust Company, N.A., a corporation organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of Atlanta, and State of Georgia, on the 23rd day of June, 2006.

THE BANK OF NEW YORK TRUST COMPANY, N.A.
By:	/s/ STEFAN VICTORY
Name:	Stefan Victory
Title:	Vice President

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EXHIBIT 7

Consolidated Report of Condition of
THE BANK OF NEW YORK TRUST COMPANY, N.A.
of 700 South Flower Street, Suite 200, Los Angeles, CA 90017

        At the close of business March 31, 2006, published in accordance with Federal regulatory authority instructions.

Dollar Amounts in Thousands
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	3,453
Interest-bearing balances	0
Securities:
Held-to-maturity securities	63
Available-for-sale securities	62,137
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold	40,800
Securities purchased under agreements to resell	115,000
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases, net of unearned income	0
LESS: Allowance for loan and lease losses	0
Loans and leases, net of unearned income and allowance	0
Trading assets	0
Premises and fixed assets (including capitalized leases)	4,043
Other real estate owned	0
Investments in unconsolidated subsidiaries and associated companies	0
Customers' liability to this bank on acceptances outstanding	0
Intangible assets:
Goodwill	265,964
Other Intangible Assets	15,721
Other assets	37,548

Total assets	$544,729

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